Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

Storage Alliance, Inc.

Calgary, Canada

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2003 relating to the financial statements of Storage Alliance Inc. (the predecessor company), appearing in the Storage Alliance, Inc. Annual Report on Form 10-KSB for the year ended October 31, 2002. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Dunwoody LLP

BDO Dunwoody LLP

Calgary, Canada

September 30, 2003